Exhibit 99.2

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

For the 3 months ending March 31, 2010 and 2009

	1st Quarter
(in thousands, except per share data)	2010	2009	Change
Operating Revenues
Oil and gas operations	$237,614	$189,120	$48,494
Natural gas distribution	337,300	294,986	42,314

Total operating revenues	574,914	484,106	90,808

Operating Expenses
Cost of gas	197,156	152,069	45,087
Operations and maintenance	91,702	88,387	3,315
Depreciation, depletion and amortization	61,735	54,578	7,157
Taxes, other than income taxes	30,637	26,460	4,177
Accretion expense	1,486	1,136	350

Total operating expenses	382,716	322,630	60,086

Operating Income	192,198	161,476	30,722

Other Income (Expense)
Interest expense	(9,960)	(9,781)	(179)
Other income	977	401	576
Other expense	(163)	(1,886)	1,723

Total other expense	(9,146)	(11,266)	2,120

Income Before Income Taxes	183,052	150,210	32,842
Income tax expense	66,342	54,628	11,714

Net Income	$116,710	$95,582	$21,128

Diluted Earnings Per Average Common Share	$1.62	$1.33	$0.29

Basic Earnings Per Average Common Share	$1.63	$1.33	$0.30

Diluted Avg. Common Shares Outstanding	72,039	71,897	142

Basic Avg. Common Shares Outstanding	71,810	71,640	170

Dividends Per Common Share	$0.13	$0.125	$0.005

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

For the 12 months ending March 31, 2010 and 2009

	Trailing 12 Months
(in thousands, except per share data)	2010	2009	Change
Operating Revenues
Oil and gas operations	$871,040	$878,357	$(7,317)
Natural gas distribution	660,188	653,013	7,175

Total operating revenues	1,531,228	1,531,370	(142)

Operating Expenses
Cost of gas	351,141	342,454	8,687
Operations and maintenance	383,940	356,595	27,345
Depreciation, depletion and amortization	242,241	200,575	41,666
Taxes, other than income taxes	82,506	99,160	(16,654)
Accretion expense	5,285	4,381	904

Total operating expenses	1,065,113	1,003,165	61,948

Operating Income	466,115	528,205	(62,090)

Other Income (Expense)
Interest expense	(39,556)	(40,640)	1,084
Other income	7,242	2,042	5,200
Other expense	(663)	(8,304)	7,641

Total other expense	(32,977)	(46,902)	13,925

Income Before Income Taxes	433,138	481,303	(48,165)
Income tax expense	155,685	180,494	(24,809)

Net Income	$277,453	$300,809	$(23,356)

Diluted Earnings Per Average Common Share	$3.86	$4.17	$(0.31)

Basic Earnings Per Average Common Share	$3.87	$4.20	$(0.33)

Diluted Avg. Common Shares Outstanding	71,869	72,146	(277)

Basic Avg. Common Shares Outstanding	71,728	71,639	89

Dividends Per Common Share	$0.505	$0.485	$0.02

SELECTED BUSINESS SEGMENT DATA (UNAUDITED)

For the 3 months ending March 31, 2010 and 2009

	1st Quarter
(in thousands, except sales price data)	2010	2009	Change
Oil and Gas Operations
Operating revenues
Natural gas	$125,427	$115,635	$9,792
Oil	93,975	57,742	36,233
Natural gas liquids	16,536	14,522	2,014
Other	1,676	1,221	455

Total	$237,614	$189,120	$48,494

Production volumes
Natural gas (MMcf)	17,412	17,650	(238)
Oil (MBbl)	1,186	1,090	96
Natural gas liquids (MMgal)	18.8	17.5	1.3
Total production volumes (MMcfe)	27,209	26,692	517
Revenue per unit of production including effects of all derivative instruments
Natural gas (Mcf)	$7.20	$6.55	$0.65
Oil (barrel)	$79.23	$52.97	$26.26
Natural gas liquids (gallon)	$0.88	$0.83	$0.05
Other data
Lease operating expense (LOE)
LOE and other	$43,839	$45,872	$(2,033)
Production taxes	9,941	7,841	2,100

Total	$53,780	$53,713	$67

Depreciation, depletion and amortization	$48,696	$41,963	$6,733
General and administrative expense	$15,183	$11,012	$4,171
Capital expenditures	$38,563	$74,615	$(36,052)
Exploration expenditures	$1,184	$150	$1,034
Operating income	$117,285	$81,146	$36,139

Natural Gas Distribution
Operating revenues
Residential	$241,406	$204,528	$36,878
Commercial and industrial	84,290	75,376	8,914
Transportation	17,833	15,016	2,817
Other	(6,229)	66	(6,295)

Total	$337,300	$294,986	$42,314

Gas delivery volumes (MMcf)
Residential	14,962	11,191	3,771
Commercial and industrial	5,727	4,568	1,159
Transportation	12,682	10,969	1,713

Total	33,371	26,728	6,643

Other data
Depreciation and amortization	$13,039	$12,615	$424
Capital expenditures	$16,360	$16,110	$250
Operating income	$75,255	$80,839	$(5,584)

SELECTED BUSINESS SEGMENT DATA (UNAUDITED)

For the 12 months ending March 31, 2010 and 2009

	Trailing 12 Months
(in thousands, except sales price data)	2010	2009	Change
Oil and Gas Operations
Operating revenues
Natural gas	$470,162	$520,964	$(50,802)
Oil	320,983	286,551	34,432
Natural gas liquids	69,268	65,292	3,976
Other	10,627	5,550	5,077

Total	$871,040	$878,357	$(7,317)

Production volumes
Natural gas (MMcf)	72,099	68,796	3,303
Oil (MBbl)	4,786	4,260	526
Natural gas liquids (MMgal)	76.5	71.5	5.0
Total production volumes (MMcfe)	111,741	104,563	7,178
Revenue per unit of production including effects of all derivative instruments
Natural gas (Mcf)	$6.52	$7.57	$(1.05)
Oil (barrel)	$67.07	$67.27	$(0.20)
Natural gas liquids (gallon)	$0.91	$0.91	$––
Other data
Lease operating expense (LOE)
LOE and other	$179,744	$176,864	$2,880
Production taxes	37,752	53,817	(16,065)

Total	$217,496	$230,681	$(13,185)

Depreciation, depletion and amortization	$190,822	$151,106	$39,716
General and administrative expense	$56,385	$40,853	$15,532
Capital expenditures	$391,347	$449,789	$(58,442)
Exploration expenditures	$11,268	$9,097	$2,171
Operating income	$389,784	$442,239	$(52,455)

Natural Gas Distribution
Operating revenues
Residential	$436,638	$413,233	$23,405
Commercial and industrial	171,055	175,590	(4,535)
Transportation	57,129	50,629	6,500
Other	(4,634)	13,561	(18,195)

Total	$660,188	$653,013	$7,175

Gas delivery volumes (MMcf)
Residential	24,692	21,292	3,400
Commercial and industrial	11,092	10,526	566
Transportation	42,617	43,461	(844)

Total	78,401	75,279	3,122

Other data
Depreciation and amortization	$51,419	$49,469	$1,950
Capital expenditures	$78,059	$66,360	$11,699
Operating income	$78,400	$88,307	$(9,907)

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